Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Ontrak, Inc. on Form S-8 to be filed on or about March 29, 2022 of our reports dated March 9, 2021, on our audits of the consolidated financial statements as of December 31, 2020 and 2019 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed March 9, 2021.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Iselin, New Jersey
March 29, 2022